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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT
                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



                              September 11, 2000
                              ------------------
               Date of Report (Date of earliest event reported)


                        THE SANTA CRUZ OPERATION, INC.
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            (Exact name of registrant as specified in its charter)

         California                      0-21484                 94-2549086
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(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
       of incorporation)                                     Identification No.)

                              425 Encinal Street
                         Santa Cruz, California 95061
                   (Address of principal executive offices)


                                (831) 425-7222
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             (Registrant's telephone number, including area code)


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Item 5. Other Events.

     Pursuant to the Common Stock and Warrant Purchase Agreement (the "Agreement") dated September 11, 2000, by and among The Santa Cruz Operation, Inc. ("SCO"), and certain Investors as set forth in Exhibit "A" of the Agreement (the "Investors"), SCO sold and the Investors purchased 409,375 units at $32.00 per unit. Each Unit consists of eight (8) shares of the common stock of SCO and a warrant to purchase either 2 additional shares of SCO common stock at $4.00 per share, or 1 share of the common stock of Caldera, Inc. held by SCO at $8.00 per share.

     The warrants for the Caldera shares can be exercised only if the Agreement and Plan of Reorganization (the "Merger Agreement"), dated August 1, 2000, by and among Caldera, Caldera Holding, Inc., a new Delaware corporation formed solely for the purpose of the transactions contemplated in the Merger Agreement ("Newco"), and SCO is consummated. If the Merger Agreement does not close, for any reason, or is terminated by the parties thereto, then the exercise price of the warrants for SCO's Common Stock shall be the lesser of $4.00 per share, or 90% of the closing price of the Company's Common Stock on the first trading day following the announcement that the Merger Agreement shall not be consummated.

     For every purchase of 2 shares of common stock of SCO, the number of shares of Common Stock of Caldera, Inc. that the Investor may purchase under the warrant shall be reduced by one 1. For every purchase of 1 share of common stock of Caldera, Inc., the number of shares of common stock of SCO that the Investor may purchase under the warrant shall be reduced by two 2.

     Pursuant to the Agreement, SCO has an obligation to file a registration statement for the registration of the shares and warrants within 60 days from the date of the Agreement. Furthermore, under the Merger Agreement, Caldera, Inc. has an obligation to file a registration statement for the Caldera shares that are the consideration for the Merger Agreement. Notwithstanding the foregoing, in the event that within 90 days from the Closing of the Merger Agreement, the Caldera shares held by Company purchasable under this Warrant have not been registered with the SEC for sale in a public offering, then Holder's exercise price shall decrease by 1/8th of a point (12.5 cents) each month until either the registration of the shares becomes effective, or twelve months elapse. Further, in the event that within 90 days from the Closing of the Agreement, the Company shares purchasable under the warrant have not been registered with the SEC for sale in a public offering, then Holder's exercise price shall decrease by 1/16th of a point (6.25 cents) each month until either the registration of the shares becomes effective, or twelve months elapse.

     In addition, SCO shall pay to Security Research Associates, Inc., the placement agent for the above referenced private placement, 2.5% of the gross proceeds of the transaction, (a total of $327,500.00) and a two year warrant to purchase 5% of the underlying shares of the common stock of SCO being sold (a total of 163,750 shares) with an exercise price of $4.00, or if the Merger Agreement does not close, for any reason, or is terminated by the parties thereto, then the exercise price of the warrant shall be the lesser of $4.00 per share, or 90% of the closing price of the

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Company's Common Stock on the first trading day following the announcement that the Merger Agreement shall not be consummated.

     The foregoing description of the Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Agreement, the Warrant, and the Registration Rights Agreement, copies of which are filed as exhibits hereto.

Item 7. Exhibits.

        (c)  Exhibits.

             Exhibit 10.1.  Common Stock and Warrant Purchase Agreement.

             Exhibit 10.2.  Registration Rights Agreement.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              THE SANTA CRUZ OPERATION, INC.

Date: September 22, 2000         By: /s/ Steven M. Sabbath
                                  ----------------------------------------------
                                  Steven M. Sabbath
                                  Senior Vice President, Law & Corporate Affairs

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                         INDEX TO EXHIBITS FILED WITH
            THE CURRENT REPORT ON FORM 8-K DATED SEPTEMBER 11, 2000

Exhibit                               Description
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10.1         Common Stock and Warrant Purchase Agreement dated September 11,
             2000 by and among The Santa Cruz Operation, Inc. and the Investors.

10.2 Registration Rights Agreement dated September 11, 2000 by and among The Santa Cruz Operation, Inc. and the Investors.

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